Exhibit 99.1

Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces Third Quarter 2016 Results,

Narrows 2016 Guidance and Provides 2017 Guidance

Radnor, PA, October 19, 2016 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three and nine-month periods ended September 30, 2016 and introduced 2017 earnings guidance.

Management Comments

“Our third quarter same store growth, rental mark-to-market and capital costs continue to meet our 2016 Business Plan objectives and we have achieved 99% of our 2016 speculative revenue target,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust.  “Our portfolio disposition program continues to progress.  We have met our $850.0 million disposition target, so we are increasing that target to $900 million.  We expect the incremental disposition proceeds to continue funding our development pipeline and our 2017 debt maturities.  Given our 2016 operating results, we are narrowing our 2016 FFO guidance range from $1.26 to $1.32 per diluted share to $1.28 to $1.30 per diluted share.  As we complete our 2016 business plan objectives, we begin our focus on 2017.  We are introducing our 2017 FFO guidance range of $1.35 to $1.45 which assumes the continuing improvement of our recently completed development projects, no acquisitions, $100 million of dispositions and the continuation of our strong portfolio operating performance.  At the midpoints, our 2017 FFO is 8.5% higher and our cash flow ratio is 11.9% higher than 2016.”

Third Quarter Highlights

Financial Results

∎	Net income available to common shareholders; $6.0 million, or $0.03 per diluted share.
∎	Funds from Operations (FFO); $58.3 million, or $0.33 per diluted share.

Portfolio Results

∎	Core portfolio was 92.7% occupied and 93.7% leased.
∎	Signed 726,000 square feet of new and renewal leases.
∎	Achieved 79.6% tenant retention ratio.
∎	Rental rate mark-to-market increased 7.9% on a GAAP and decreased 1.9% on a cash basis.

2016 Business Plan Revisions

∎	Rental rate increases 11.0-12.0% from 9.0-11.0% (GAAP) and 2.0-3.0% from 1.0-3.0% (cash).
∎	Speculative revenue totaling $28.3 million is 99% achieved.
∎	Increased 2016 disposition target by $50 million to $900 million.
∎	GAAP Same Store Growth: 3.0-3.5% from 3.0-4.0%.
∎	Cash Same Store Growth: 4.0-4.5% from 4.0-5.0%.
∎	Same Store and Core Year-End Occupancy: 93.0-93.5%.

555 East Lancaster Avenue, Suite 100, Radnor, PA  19087 Phone: (610) 325-5600 • Fax: (610) 325-5622

2016 Transaction Activity

∎

On July 1, 2016, we acquired 34.6 acres of vacant land zoned for mixed-use development located in the southwest market of Austin, Texas for $20.6 million.  We are under agreement to sell approximately 9.5 acres of the land for $14.9 million and will retain 25.1 acres that is zoned for up to 400,000 square feet of office space.

∎	On September 1, 2016, we sold 1120 Executive Plaza, a 95,200 square foot office property located in Mount Laurel, New Jersey for $9.5 million.
∎	On September 22, 2016, we sold our 25% ownership interest in an unconsolidated office property located in Charlottesville, Virginia known as PJP V for $5.0 million.
∎	On October 13, 2016, we sold 620, 640 and 660 Allendale Road located in King of Prussia, Pennsylvania for $12.8 million. The three office/flex properties contain approximately 156,700 square feet.

2016 Finance / Capital Markets Activity

∎

On September 30, 2016, we funded $10.3 million to our joint venture with Allstate to pay-off the $20.6 million mortgage loan encumbering 3141 Fairview Park located in Falls Church, Virginia.  The mortgage was scheduled to mature on January 1, 2017 and was paid off on October 3, 2016, at par.

∎	We have no outstanding balance on our $600.0 million unsecured revolving credit facility as of September 30, 2016.
∎	We have $219.1 million of cash and cash equivalents on-hand as of September 30, 2016.

2017 Guidance Introduced

∎	Net income: $0.24 to $0.34 per diluted share.
∎	FFO: $1.35 to $1.45 per diluted share.
∎	Same Store Growth: 6.0-8.0% cash and 0-2.0% GAAP.

Results for the Three and Nine-Month Period Ended September 30, 2016

Net income allocated to common shares totaled $6.0 million or $0.03 per diluted share in the third quarter of 2016 compared to a net income of $18.3 million or $0.10 per diluted share in the third quarter of 2015.  Our third quarter 2015 results include $11.9 million, or $0.07 per share, of non-cash income that did not occur in 2016.

FFO available to common shares and units in the third quarter of 2016 totaled $58.3 million or $0.33 per diluted share versus $76.9 million or $0.43 per diluted share in the third quarter of 2015.  Our third quarter 2015 results include $11.9 million, or $0.07 per share, of non-cash income that did not occur in 2016.  Our third quarter 2016 payout ratio ($0.16 common share distribution / $0.33 FFO per diluted share) was 48.5%.

Net income allocated to common shares totaled $47.0 million or $0.27 per diluted share for the first nine months of 2016 compared to net income of $26.3 million or $0.15 per diluted share in the first nine months of 2015.  Our 2015 results include $11.9 million, or $0.07 per share, of non-cash income that did not occur in 2016.

Our FFO available to common shares and units for the first nine months of 2016 totaled $104.0 million, or $0.59 per diluted share, which includes a $66.6 million, or $0.38 per share, charge for the early extinguishment of debt related to our sale of our Cira Square property located in Philadelphia, Pennsylvania.  Excluding the early extinguishment of debt, FFO available to common shares and units in the first nine months of 2016 totaled $170.6 million, or $0.96 per diluted share, versus $192.8 million or $1.06 per diluted share, in the first nine months of 2015.  Our 2015 results include $11.9 million, or $0.07 per share, of non-cash income that did not occur in 2016.  Our first nine months 2016 FFO payout ratio ($0.47 common share distribution / $0.96 FFO per diluted share) was 49.0%.

Operating and Leasing Activity

In the third quarter of 2016, our Net Operating Income (NOI) excluding termination revenues and other income items increased 1.7% on a GAAP basis and increased 3.2% on a cash basis for our 107 same store properties, which were 92.7% and 92.3% occupied on September 30, 2016 and September 30, 2015, respectively.

We leased approximately 726,000 square feet and commenced occupancy on 423,000 square feet during the third quarter of 2016.  The third quarter occupancy activity includes 182,000 square feet of renewals, 106,000 square feet of new leases and 135,000 square feet of tenant expansions.  We have an additional 174,000 square feet of executed new leasing scheduled to commence subsequent to September 30, 2016.

We achieved a 79.6% tenant retention ratio in our core portfolio with net absorption of 24,800 square feet during the third quarter of 2016.  Third quarter rental rate growth increased 7.9% as our renewal rental rates increased 6.7% and our new lease/expansion rental rates increased 9.1%, all on a GAAP basis.

At September 30, 2016, our core portfolio of 107 properties comprising 16.2 million square feet was 92.7% occupied and we are now 93.7% leased (reflecting new leases commencing after September 30, 2016).

Distributions

On September 13, 2016, our Board of Trustees declared a quarterly dividend distribution of $0.16 per common share that was paid on October 19, 2016 to shareholders of record as of October 5, 2016.  Our Board also declared a quarterly dividend distribution of $0.43125 for each 6.90% Series E Cumulative Redeemable Preferred Share that was paid on October 17, 2016 to holders of record as of September 30, 2016.

2016 Earnings and FFO Guidance

Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are narrowing our previously issued net income guidance from $0.74 to $0.80 per diluted share to $0.76 to 0.78 per diluted share and our previously issued adjusted FFO 2016 from $1.26 to $1.32 per diluted share to $1.28 to $1.30 per diluted share.  This guidance is provided for informational purposes and is subject to change.  The following is a reconciliation of the calculation of 2016 FFO and earnings per diluted share:

Guidance for 2016		Range

Income per diluted share allocated to common shareholders	$0.76	to	$0.78
Plus: real estate depreciation, amortization	1.16		1.16

Less: gain on sale of Cira Square	(0.64)		(0.64)

Adjusted FFO per diluted share	$1.28	to	$1.30

Adjustment:
Loss on early prepayment of mortgage debt	(0.38)	to	(0.38)

FFO for diluted share, allocated to common shareholders	$0.90	to	$0.92

Our 2016 FFO guidance does not include income arising from the sale of undepreciated real estate.  Other key assumptions include:

∎	Occupancy ranging between 93-93.5% by year-end 2016 with 94-95% leased;
∎	11-12% GAAP increase in overall lease rates with a resulting 3.0-3.5% increase in 2016 same store GAAP NOI;

∎	4.0-4.5% increase in 2016 same store cash NOI growth;
∎	Speculative Revenue Target: $28.3 million, 99% achieved;
∎	No acquisitions and one new office development start (933 First Avenue);
∎	$900.0 million of aggregate sales activity during 2016; $859.8 million executed;
∎	Annual FFO per diluted share based on 177.6 million fully diluted weighted average common shares; and
∎	Adjusted FFO represents FFO excluding $66.6 million, or $0.38 per diluted share related to the pre-payment of two mortgages related to our sale of Cira Square during the first quarter of 2016.

2017 Earnings and FFO Guidance

Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are initiating our 2017 net income guidance of $0.24 to $0.34 per diluted share and 2017 FFO guidance of $1.35 to $1.45 per diluted share.  This guidance is provided for informational purposes and is subject to change.  The following is a reconciliation of the calculation of 2017 FFO and earnings per diluted share:

Guidance for 2017		Range

Earnings per diluted share allocated to common shareholders	$0.24	to	$0.34
Plus: real estate depreciation, amortization	1.11		1.11

FFO per diluted share	$1.35	to	$1.45

Our 2017 FFO guidance does not include income arising from the sale of undepreciated real estate.  Other key assumptions include:

∎	Occupancy improving to a range of 94-95% by year-end 2017 with 95-96% leased;
∎	5.0-7.0% GAAP increase in overall lease rates with a resulting 0.0-2.0% increase in 2017 same store GAAP NOI;
∎	6.0-8.0% increase in 2017 same store cash NOI growth;
∎	Speculative Revenue Target: $28.7 million, 66% achieved;
∎	No acquisition activity;
∎	$100.0 million of sales activity;
∎	One development start; and
∎	Annual earnings and FFO per diluted share based on 178.3 million fully diluted weighted average common shares.

About Brandywine Realty Trust

Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Washington, D.C., and Austin markets.  Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 219 properties and 28.6 million square feet as of September 30, 2016, which excludes assets held for sale.  Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together.  For more information, please visit www.brandywinerealty.com.

Conference Call and Audio Webcast

BDN management will discuss updated earnings guidance for fiscal 2016 on Thursday, October 20, 2016, during the company’s earnings call.  The conference call will begin at 9:00 a.m. Eastern Time and will last approximately one hour.  The conference call can be accessed by dialing 1-800-683-1525 and providing conference ID: 95101516.  Beginning two hours after the conference call, a taped replay of the call can be accessed through Thursday, November 3, 2016, by calling 1-855-859-2056 and entering access code 95101516. The conference call can also be accessed via a webcast on our website at www.brandywinerealty.com.

Looking Ahead - Fourth Quarter 2016 Conference Call

We anticipate we will release our fourth quarter 2016 earnings on Tuesday, January 31, 2017, after the market close and will host our fourth quarter 2016 conference call on Wednesday, February 1, 2017 at 9:00 a.m. Eastern Time.  We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.

Forward-Looking Statements

Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2015. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

Non-GAAP Supplemental Financial Measures

We compute our financial results in accordance with generally accepted accounting principles (GAAP).  Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance.  At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.

Funds from Operations (FFO)

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us.  NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures.  Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests.  To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release.  FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Net Operating Income (NOI)

NOI is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. NOI is used internally to evaluate the performance of our operating segments and to make decisions about resource allocations.  We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.

Core Portfolio

Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.

BRANDYWINE REALTY TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2016	2015
ASSETS	(unaudited)
Real estate investments:
Operating properties	$3,686,339	$3,693,000
Accumulated depreciation	(869,836)	(867,035)
Operating real estate investments, net	2,816,503	2,825,965
Construction-in-progress	249,183	268,983
Land held for development	155,297	130,479
Total real estate investments, net	3,220,983	3,225,427
Assets held for sale, net	12,604	584,365
Cash and cash equivalents	219,059	56,694
Accounts receivable, net of allowance of $2,304 and $1,736 in 2016 and 2015, respectively	9,925	17,126
Accrued rent receivable, net of allowance of $13,009 and $14,442 in 2016 and 2015, respectively	145,816	145,092
Investment in real estate ventures, at equity	282,162	241,004
Deferred costs, net of accumulated amortization of $58,769 and $67,899, respectively	92,054	101,419
Intangible assets, net	81,207	111,623
Other assets	79,108	71,761
Total assets	$4,142,918	$4,554,511
LIABILITIES AND BENEFICIARIES' EQUITY
Mortgage notes payable, net	322,623	545,753
Unsecured term loans, net	248,016	247,800
Unsecured senior notes, net	1,442,922	1,591,164
Accounts payable and accrued expenses	106,546	99,856
Distributions payable	30,036	28,249
Deferred income, gains and rent	30,022	30,413
Acquired lease intangibles, net	19,731	25,655
Liabilities related to assets held for sale	49	2,151
Other liabilities	31,399	31,379
Total liabilities	$2,231,344	$2,602,420

Brandywine Realty Trust's Equity:
Preferred Shares (shares authorized-20,000,000)
6.90% Series E Preferred Shares, $0.01 par value; issued and outstanding- 4,000,000 in 2016 and 2015	40	40
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 175,140,760 and 174,688,568 issued and outstanding in 2016 and 2015, respectively	1,752	1,747
Additional paid-in-capital	3,258,049	3,252,622
Deferred compensation payable in common shares	13,684	11,918
Common shares in grantor trust, 899,457 in 2016, 745,686 in 2015	(13,684)	(11,918)
Cumulative earnings	551,572	499,086
Accumulated other comprehensive loss	(15,052)	(5,192)
Cumulative distributions	(1,902,076)	(1,814,378)
Total Brandywine Realty Trust's equity	1,894,285	1,933,925
Non-controlling interests	17,289	18,166
Total beneficiaries' equity	1,911,574	1,952,091
Total liabilities and beneficiaries' equity	$4,142,918	$4,554,511

BRANDYWINE REALTY TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue
Rents	$104,537	$124,263	$318,324	$363,800
Tenant reimbursements	17,324	21,553	53,315	64,006
Termination fees	611	1,097	1,459	2,561
Third party management fees, labor reimbursement and leasing	6,248	4,274	17,691	12,805
Other	974	1,398	2,588	5,467
Total revenue	129,694	152,585	393,377	448,639
Operating expenses:
Property operating expenses	37,250	43,894	114,208	133,175
Real estate taxes	11,566	13,119	34,933	37,632
Third party management expenses	2,501	1,605	7,172	4,858
Depreciation and amortization	46,956	58,314	142,736	160,355
General and administrative expenses	5,515	6,127	20,711	21,554
Provision for impairment	-	-	13,069	2,508
Total operating expenses	103,788	123,059	332,829	360,082
Operating income	25,906	29,526	60,548	88,557
Other income (expense)
Interest income	291	126	970	1,189
Tax credit transaction income	-	11,853	-	11,853
Interest expense	(20,814)	(27,900)	(64,334)	(83,971)
Interest expense - amortization of deferred financing costs	(645)	(1,010)	(2,063)	(3,377)
Interest expense - financing obligation	(156)	(296)	(679)	(906)
Equity in loss of real estate ventures	(7,254)	(1,093)	(9,323)	(1,835)
Net gain (loss) on disposition of real estate	(104)	6,083	114,625	16,673
Net gain on sale of undepreciated real estate	188	3,019	188	3,019
Net gain from remeasurement of investments in real estate ventures	-	-	-	758
Net gain on real estate venture transactions	10,472	-	19,529	-
Loss on early extinguishment of debt	-	-	(66,590)	-
Net income	7,884	20,308	52,871	31,960
Net income attributable to non-controlling interests	(58)	(161)	(425)	(221)
Net income attributable to Brandywine Realty Trust	7,826	20,147	52,446	31,739
Distribution to preferred shareholders	(1,725)	(1,725)	(5,175)	(5,175)
Nonforfeitable dividends allocated to unvested restricted shareholders	(79)	(76)	(263)	(253)
Net income attributable to Common Shareholders of Brandywine Realty Trust	$6,022	$18,346	$47,008	$26,311

PER SHARE DATA
Basic income per common share	$0.03	$0.10	$0.27	$0.15
Basic weighted average shares outstanding	175,127,110	178,188,037	174,976,998	179,198,714

Diluted income per common share	$0.03	$0.10	$0.27	$0.15
Diluted weighted average shares outstanding	176,364,615	178,776,684	176,009,822	179,988,492

BRANDYWINE REALTY TRUST

FUNDS FROM OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Reconciliation of Net Income to Funds from Operations:
Net income attributable to common shareholders	$6,022	$18,346	$47,008	$26,311
Add (deduct):
Net income attributable to non-controlling interests - LP units	52	160	413	225
Nonforfeitable dividends allocated to unvested restricted shareholders	79	76	263	253
Net gain on real estate venture transactions	(10,472)	-	(19,529)	-
Net (gain) loss on disposition of real estate	104	(6,083)	(114,625)	(16,673)
Net gain from remeasurement of investments in Real Estate Ventures	-	-	-	(758)
Provision for impairment	-	-	13,069	2,508
Company's share of impairment of an unconsolidated real estate venture	5,238	-	5,238	-
Depreciation and amortization:
Real property	34,071	40,459	100,923	120,249
Leasing costs including acquired intangibles	12,783	17,755	41,528	39,829
Company’s share of unconsolidated real estate ventures	10,631	6,514	30,185	21,596
Partners’ share of consolidated real estate ventures	(58)	(55)	(176)	(168)
Funds from operations	$58,450	$77,172	$104,297	$193,372
Funds from operations allocable to unvested restricted shareholders	(166)	(223)	(281)	(603)
Funds from operations available to common share and unit holders (FFO)	$58,284	$76,949	$104,016	$192,769

FFO per share - fully diluted	$0.33	$0.43	$0.59	$1.06

Weighted-average shares/units outstanding - fully diluted	177,844,414	180,311,786	177,524,135	181,523,594

Distributions paid per common share	$0.16	$0.15	$0.47	$0.45

FFO payout ratio (distributions paid per common share/FFO per diluted share	48.5%	34.9%	79.7%	42.5%

BRANDYWINE REALTY TRUST

SAME STORE OPERATIONS – 3RD QUARTER

(unaudited and in thousands)

Of the 117 properties owned by the Company as of September 30, 2016, a total of 107 properties ("Same Store Properties") containing an aggregate of 16.2 million net rentable square feet were owned for the entire three-month periods ended September 30, 2016 and 2015. Average occupancy for the Same Store Properties was 92.4% during 2016 and 92.0% during 2015. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended September 30,
	2016	2015
Revenue
Rents	$98,394	$96,277
Tenant reimbursements	16,860	14,919
Termination fees	145	1,042
Other	488	796
Total revenue	115,887	113,034

Operating expenses
Property operating expenses	34,744	32,733
Real estate taxes	10,791	10,227
Net operating income	$70,352	$70,074

Net operating income - percentage change over prior year	0.4%

Net operating income, excluding net termination fees & other	$69,719	$68,540

Net operating income, excluding net termination fees & other - percentage change over prior year	1.7%

Net operating income	$70,352	$70,074
Straight line rents & other	(5,144)	(5,019)
Above/below market rent amortization	(1,518)	(2,213)
Non-cash ground rent	22	22
Cash - Net operating income	$63,712	$62,864

Cash - Net operating income - percentage change over prior year	1.3%

Cash - Net operating income, excluding net termination fees & other	$62,973	$61,026

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	3.2%

	Three Months Ended September 30,
	2016	2015
Net income	$7,884	$20,308
Add/(deduct):
Interest income	(291)	(126)
Tax credit transaction income	-	(11,853)
Interest expense	20,814	27,900
Interest expense - amortization of deferred financing costs	645	1,010
Interest expense - financing obligation	156	296
Equity in loss of real estate ventures	7,254	1,093
Net gain on real estate venture transactions	(10,472)	-
Net (gain) loss on disposition of real estate	104	(6,083)
Net gain on sale of undepreciated real estate	(188)	(3,019)
Depreciation and amortization	46,956	58,314
General & administrative expenses	5,515	6,127
Consolidated net operating income	78,377	93,967
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(8,025)	(23,893)
Same store net operating income	$70,352	$70,074

BRANDYWINE REALTY TRUST

SAME STORE OPERATIONS – NINE MONTHS

(unaudited and in thousands)

Of the 117 properties owned by the Company as of September 30, 2016, a total of 100 properties ("Same Store Properties") containing an aggregate of 15.2 million net rentable square feet were owned for the entire nine-month periods ended September 30, 2016 and 2015. Average occupancy for the Same Store Properties was 92.2% during 2016 and 90.8% during 2015. The following table sets forth revenue and expense information for the Same Store Properties:

	Nine Months Ended September 30,
	2016	2015
Revenue
Rents	$278,526	$271,370
Tenant reimbursements	46,287	43,181
Termination fees	346	2,361
Other	1,503	2,885
Total revenue	326,662	319,797

Operating expenses
Property operating expenses	101,619	98,849
Real estate taxes	28,302	27,531
Net operating income	$196,741	$193,417

Net operating income - percentage change over prior year	1.7%

Net operating income, excluding net termination fees & other	$194,892	$189,050

Net operating income, excluding net termination fees & other - percentage change over prior year	3.1%

Net operating income	$196,741	$193,417
Straight line rents & other	(15,619)	(13,805)
Above/below market rent amortization	(1,966)	(2,713)
Non-cash ground rent	66	66
Cash - Net operating income	$179,222	$176,965

Cash - Net operating income - percentage change over prior year	1.3%

Cash - Net operating income, excluding net termination fees & other	$176,923	$171,719

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	3.0%

	Nine Months Ended September 30,
	2016	2015
Net income:	$52,871	$31,960
Add/(deduct):
Interest income	(970)	(1,189)
Tax credit transaction income	-	(11,853)
Interest expense	64,334	83,971
Interest expense - amortization of deferred financing costs	2,063	3,377
Interest expense - financing obligation	679	906
Equity in loss of real estate ventures	9,323	1,835
Net gain on real estate venture transactions	(19,529)	-
Net gain on disposition of real estate	(114,625)	(16,673)
Net gain on sale of undepreciated real estate	(188)	(3,019)
Net gain from remeasurement of investments in real estate ventures	-	(758)
Loss on early extinguishment of debt	66,590	-
Depreciation and amortization	142,736	160,355
General & administrative expenses	20,711	21,554
Provision for impairment	13,069	2,508
Consolidated net operating income	237,064	272,974
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(40,323)	(79,557)
Same store net operating income	$196,741	$193,417